Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated April 23, 2007, except for the reverse stock split disclosure in Note A and the effects thereof, as to which the date is August 2, 2007, accompanying the consolidated financial statements of Concho Resources Inc. and subsidiaries as of December 31, 2005 and 2006 and for the period from inception (April 21, 2004) through December 31, 2004 and for the years ended December 31, 2005 and 2006, contained in the Registration Statement of Concho Resources Inc. (No. 333-147655) (“Earlier Registration Statement”), which is incorporated by reference in this Registration Statement on Form S-1 (“Registration Statement”) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts” in the Prospectus constituting a part of the Earlier Registration Statement.
GRANT THORNTON LLP
Tulsa, Oklahoma
December 13, 2007